Exhibit 107

Calculation of Filing Fee Table

S-3

(Form Type)

APYX MEDICAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	-	-		-		-		-	-
	Equity	Preferred Stock, par value $0.001 per share	-	-		-		-		-	-
	Other	Warrants	-	-		-		-		-	-
	Other	Debt Securities	-	-		-		-		-	-
	Other	Units	-	-		-		-		-	-
	Total	Unallocated (Universal) Shelf	Rule 457(o)		(1)		(2)	$17,000,000		0.0001381	$2,348.00
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	-	-		-		-		-	-	-	-	-	-
	Equity	Preferred Stock, par value $0.001 per share	-	-		-		-		-	-	-	-	-	-
	Other	Warrants	-	-		-		-		-	-	-	-	-	-
	Other	Units	-	-		-		-		-	-	-	-	-	-
	Total	Unallocated (Universal) Shelf	Rule 415(a)(6)		(3)			$83,000,000	(3)			S-3	333-268532	December 2, 2022	$9,146.60	(3)
	Total Offering Amounts							$100,000,000			$2,348.00
	Total Fees Previously Paid										-
	Total Fee Offsets										-
	Net Fee Due										$2,348.00

(1)	The amount to be registered consists of up to $100,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants, and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities, or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number of securities as may be issued pursuant to anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price per share will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.ii.b. to Item 16(b) of Form S-3 under the Securities Act.

(3)	The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) on November 22, 2022 (File No. 333-268532) (the “Prior Registration Statement”), which was declared effective on December 2, 2022, that registered $100,000,000 of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $83,000,000 of unsold securities (the “Unsold Securities”) that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the Registrant paid a filing fee of $11,020.00 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $17,000,000 of new securities registered on this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.